Exhibit 99.1
Investors & Reporters May Contact:
Joe Sorice
Manager, Investor Relations
(770) 418-8211
ir@asburyauto.com

Asbury Automotive Group Provides Update on Service Impacts Related to the CDK Cyber Incident

DULUTH, GA. (June 24, 2024) — Asbury Automotive Group, Inc. (NYSE: ABG) (“we,” “our” or the “Company”), one of the largest automotive retail and service companies in the U.S., learned on Wednesday, June 19, 2024, that one of its vendors (CDK Global) experienced a cyber-attack impacting certain services provided to the Company and many other automotive retailers, including the Company’s sales, service, inventory, customer relationship management, and accounting functions. Upon discovery of the incident, we took immediate precautionary steps to protect our systems.

While information surrounding this event continues to evolve, our stores have contingency plans in place to minimize disruptions to our daily operations. Accordingly, at this time, our ability to sell and service vehicles remains operational, although some elements of our business may function slower than normal. Our Koons Automotive locations in Maryland and Virginia do not utilize CDK’s Dealer Management System or CDK’s Customer Relationship Management system and therefore continue to operate with minimal interruption, as does Clicklane, our online vehicle purchasing platform.

This incident has adversely impacted the Company’s business operations, a circumstance likely to continue until such time as the relevant systems are fully restored. Due to the ongoing nature of the situation, we are presently unable to confirm the full scope, nature and impact of the incident, or whether any customer data was accessed. As a result, the Company has not yet determined whether the incident is reasonably likely to have a material impact on the Company’s financial condition or results of operations.

We remain in contact with CDK Global to assess the situation. Additional updates may be provided as more information becomes available.

About Asbury Automotive Group, Inc.

Asbury Automotive Group, Inc. (NYSE: ABG), a Fortune 500 company headquartered in Duluth, GA, is one of the largest automotive retailers in the U.S. In late 2020, Asbury embarked on a multi-year plan to increase revenue and profitability strategically through organic operations, acquisitive growth and innovative technologies, with its guest-centric approach as Asbury’s constant North Star. As of March 31, 2024, Asbury operated 157 new vehicle dealerships, consisting of 206 franchises, representing 31 domestic and foreign brands of vehicles. Asbury also operates Total Care Auto, Powered by Landcar, a leading provider of service contracts and other vehicle protection products, and 37 collision repair centers. Asbury offers an extensive range of automotive products and services, including new and used vehicles; parts and service, which includes vehicle repair and maintenance services, replacement parts and collision repair services; and finance and insurance products, including arranging vehicle financing through third parties and aftermarket products, such as extended service contracts, guaranteed asset protection debt cancellation, and prepaid maintenance. Asbury ranks 18th in the 2023 Forbes list of America’s Best Mid-Sized Companies. Asbury is recognized as one of America’s Greatest Workplaces 2023 by Newsweek as well as one of the Best Companies to Work For in the Retailers industry by U.S. News & World Report.

For additional information, visit www.asburyauto.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans, objectives and the potential impacts of the cyber incident at CDK. These statements are based on management's current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, any inadequacy, business or operational interruption, integration failure, or information security failure as a result of the cyber incident at CDK; our inability to realize the benefits expected from recently completed transactions; our inability to promptly and effectively integrate completed transactions and the diversion of management’s attention from ongoing business and regular business responsibilities; our inability to complete future acquisitions or divestitures and the risks resulting therefrom; any supply chain disruptions impacting our industry and business, market factors, Asbury's relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers, acts of God, acts of war or other incidents and the shortage of semiconductor chips and other components, which may adversely impact supply from vehicle manufacturers and/or present retail sales challenges; risks associated with Asbury's indebtedness and our ability to comply with applicable covenants in our various financing agreements, or to obtain waivers of these covenants as necessary; risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation, including changes in automotive state franchise laws, adverse results in litigation and other proceedings, and Asbury's ability to execute its strategic and operational strategies and initiatives, including its five-year strategic plan, Asbury's ability to leverage gains from its dealership portfolio, Asbury's ability to capitalize on opportunities to repurchase its debt and equity securities or purchase properties that it currently leases, and Asbury's ability to stay within its targeted range for capital expenditures. There can be no guarantees that Asbury's plans for future operations will be successfully implemented or that they will prove to be commercially successful.

These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in Asbury's filings with the U.S. Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.